Exhibit 99.1

MMA Media Inc. Announces a Share Exchange Agreement with Poise Profit International, Ltd.

SHANGHAI, China, Jan. 30, 2008 – MMA Media Inc. (MMAI.OB) (the “Company”) is pleased to announce that it has entered into a share exchange agreement with Poise Profit International, Ltd. (“Poise Profit”).  Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding shares of Poise Profit’s common stock in exchange for the issuance of up to 70% of the outstanding shares of our common stock following the transaction.  As a result of the share exchange, Poise Profit will become a wholly-owned subsidiary of the Company, two of our five members of the board of directors will be elected by Poise Profit’s shareholders and our executive officers will be appointed by Poise Profit’s shareholders .  The closing of the transaction is subject to certain closing conditions, including the Company closing a financing for at least $8.5 million.  The share exchange is expected to close before the end of the first quarter of 2008.

Poise Profit’s China subsidiary is an international leader in designing, fabricating, implementing and servicing energy recovery systems.  Poise Profit’s technology captures industrial waste energy to produce low cost electrical power, which enables industrial manufacturers to reduce their energy costs, shrink their emissions footprint, and generate sellable emissions credits.

This transaction takes place during an expansive phase for Poise Profit as the Company is preparing to expand its capacity to support the heavily increasing demand for its products and services.

About Poise Profit International, Ltd.

Poise Profit International, Ltd. (“Poise Profit”) is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems.  Poise Profit’s technology captures industrial waste energy to produce low cost electrical power, which enables industrial facilities to dramatically reduce their energy costs and shrink their emissions footprint.  Poise Profit has successfully installed well over one hundred energy recovery systems and has deployed its systems throughout China and in a variety of international markets including Egypt, Turkey, Korea, Vietnam and Malaysia.  Poise Profit also intends to expand its marketing campaign to customers in both North America and Europe.  Poise Profit employs 300 people, over half of which are accredited engineers.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward-looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and the Company and Poise Profit assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission and available at http://www.sec.gov.